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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Current Report on Form 8-K of Apple Hospitality Two, Inc. of our reports dated February 15, 2002, with respect to the consolidated financial statements of Apple Suites, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/Ernst & Young LLP


Richmond, Virginia
February 10, 2003